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                                  EXHIBIT 10.8

                                   May 9, 2001

Cary M. Grossman
McFarland, Grossman & Company, Inc.
9821 Katy Freeway
Suite 500
Houston, Texas 77024

Dear Cary:

     This Letter Agreement (this "Agreement") will describe the compensation arrangement for your services as the nonemployee Chairman of the Board of Directors of Pentacon, Inc. (the "Company") beginning April 24, 2001. The arrangement described in this letter is subject to approval by the Board of Directors of the Company at its upcoming May meeting.

     Generally, you will provide services to the Company in your role as non-employee Chairman of the Board such as are usually provided by persons in such role. We recognize that the services to be rendered by you are of such a nature as to be peculiarly rendered, encompass your individual ability and cannot be measured exclusively in terms of hours or services rendered in any particular period. However, not in limitation of the foregoing, you will, in your role as Chairman of the Board:

     - Determine the agenda for meetings of the Board, in consultation with management.

     - Plan and coordinate Board meetings.

     - Maintain adequate contact with the Chief Executive Officer of the Company and management to evaluate the performance of the Chief Executive Officer of the Company.

     - Maintain contact with the members of the Board to keep them informed about material events and trends which affect the Company.

     - Manage the corporate secretary and

     - Attend all committee meetings as practical.

     Nothing in this arrangement precludes you from serving as a director or member of a committee of any organization involving no conflict of interest with the interests of the Company, from engaging in charitable and community activities, or from managing your

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personal investments, provided that such activities do not materially interfere with the regular performance of your duties and responsibilities under this Agreement.

     In consideration of the services to be rendered pursuant to this Agreement by you to the Company, you will receive the following:

     - In equal monthly installments payable at the end of each month, an amount equal to Seventy Eight Thousand Dollars ($78,000) per year (the "Chairman's Compensation"), which will include payment for attendance at committee meetings. The Chairman's Compensation will be prorated on a daily basis for the period of April 15, 2001 through April 30, 2001 and for any other period during which a full month of services are not rendered.

     - During your tenure as Chairman, you will not receive compensation for your services as Lead Director of the Board. Accrued compensation for your services as Lead Director of the Board, if any, through April 15, 2001 will be paid to you when otherwise due in accordance with Company policy in effect on the date hereof.

     - During your tenure as Chairman, you will continue to be entitled to receive compensation for your services as an outside member of the Board of Directors (other than payment for attendance at committee meetings) in accordance with Company policy in effect from time to time.

     - You will be reimbursed for all expenses reasonably incurred in the furtherance of the business of the Company during your tenure as Chairman. You will keep complete and accurate records of all expenditures such that you may fully account to the Company's Chief Executive Officer or Board, if requested, or as may then be required by the Internal Revenue Service.

     - You will be provided with three months advance notice of termination, unless you are terminated for Just Cause (as generally defined in the Company's written employment agreements with its executive officers). If you are not provided with three months of advance notice (except in the case of termination for Just Cause), the Company will continue your compensation for such additional time as necessary so that your compensation continues for 3 months after notice of termination.

     This Agreement and its terms are subject to the approval of the Company's Committee on Director Affairs and the Board of Directors.

     If you are in agreement with the foregoing, please execute and return a copy of this Agreement to the Company.

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                                     PENTACON, INC.

                                     By: /s/ ROBERT M. CHISTE
                                        ----------------------------------------
                                     Name:   Robert M. Chiste
                                          --------------------------------------
                                     Title: Chairman-Comp Committee
                                           -------------------------------------

Agreed and Accepted
This 9th day of May, 2001

 /s/ CARY M. GROSSMAN
--------------------------------
Cary M. Grossman

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